UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

Myers Industries, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street
Akron, Ohio		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 253-5592

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MYE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On September 29, 2022 (the “Restatement Effective Date”), Myers Industries, Inc. (the “Company”), MYE Canada Operations Inc. and Scepter Canada Inc. as foreign subsidiary borrowers (collectively, the “Borrowers”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) entered into a Seventh Amended and Restated Loan Agreement (the “Restated Loan Agreement”). The Restated Loan Agreement amended and restated the Sixth Amended and Restated Loan Agreement, dated as of March 12, 2021, among the Borrowers, the lenders parties thereto and the Administrative Agent (the “Existing Loan Agreement”).

The Restated Loan Agreement provides for a revolving credit facility in an aggregate committed principal amount of $250 million, which includes a letter of credit subfacility and swingline subfacility (the “Revolving Facility”). The proceeds of the Revolving Facility were used to repay in full all existing revolving loans under the Existing Loan Agreement and to pay related transaction fees and expenses. The outstanding letters of credit issued under the Existing Loan Agreement were deemed issued under the Revolving Facility on the Restatement Effective Date. The Revolving Facility will be available for the ongoing working capital requirements of the Company and its subsidiaries and for general corporate purposes. The Restated Loan Agreement, among other things, increases the amount of dividends the Company is entitled to make under certain circumstances.

The applicable interest rate for borrowings under the Revolving Facility includes interest rate spreads that range between (i) 1.025% and 1.600% for Term SOFR, RFR, EURIBOR and CDOR-based borrowings and (ii) 0.025% and 0.60% for Alternate Base Rate borrowings.

The foregoing description of the Restated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Loan Agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Note Purchase Agreement

Also on September 29, 2022, the Company entered into a Fourth Amendment (the “Note Purchase Amendment”) to the Note Purchase Agreement dated as of October 22, 2013, among the Company, the subsidiary guarantors identified therein and each of the institutions which is a signatory thereto. The Note Purchase Amendment amends the restricted payment covenant to correspond with the changes made in the Restated Loan Agreement.

The foregoing description of the Note Purchase Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Amendment attached to this Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 and Exhibits 10.1 and 10.2 of this report are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Seventh Amended and Restated Loan Agreement, dated September 29, 2022, among Myers Industries, Inc., MYE Canada Operations Inc., Scepter Canada Inc. and the other foreign subsidiary borrowers, the lenders and JPMorgan Chase Bank, National Association, as administrative agent*

10.2

Fourth Amendment to Note Purchase Agreement, dated September 29, 2022, among Myers Industries, Inc., the subsidiary guarantors identified therein and each of the institutions which is a signatory thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(b)(10) of Regulation S-K, certain exhibits and schedules have been omitted from this filing. The registrant agrees to furnish the Commission on a supplemental basis a copy of any omitted provisions, exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

Date:	October 4, 2022	By:	/s/ Monica P. Vinay
Monica P. Vinay Interim Chief Financial Officer